UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 27, 2004

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-06523	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Goodyear, Irvine, California 92618

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Harold Hurwitz has voluntarily resigned his position as Chief Financial Officer of Micro Therapeutics, Inc. (the “Company”) effective December 27, 2004, and his employment with the Company effective December 31, 2004, to pursue other opportunities. Pursuant to a Separation and Consulting Agreement (the “Separation Agreement”) entered into between Mr. Hurwitz and the Company, which became effective on December 27, 2004, Mr. Hurwitz agreed to make himself available to provide consulting services to the Company, as requested from time to time by the Company, until March 31, 2006. In consideration for Mr. Hurwitz’s consulting services, the Company will pay Mr. Hurwitz $15,934.17 per month through September 30, 2005 and $1,000 per month thereafter until the end of the consulting period. In addition, Mr. Hurwitz will be entitled to receive continuing benefits under the Company’s group health plans during his consulting period. Lastly, Mr. Hurwitz’s options to purchase 198,215 shares of the Company’s common stock will continue to vest during the consulting period and his 30,208 unvested options to purchase common stock which are part of the options granted to Mr. Hurwitz on May 5, 2003 will vest in 15 equal monthly installments during the consulting period. In connection with his resignation, Mr. Hurwitz agreed to release the Company from any and all claims relating to his employment, other than amounts owed pursuant to the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.47.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.47	Separation and Consulting Agreement, effective December 27, 2004, by and between Micro Therapeutics, Inc. and Harold Hurwitz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

December 29, 2004	/s/ Thomas C. Wilder
Thomas C. Wilder, III, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.47	Separation and Consulting Agreement, effective December 27, 2004, by and between Micro Therapeutics, Inc. and Harold Hurwitz.